CUSIP No. 741623102	13D	Page 1 2 of 12 pages

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of November 18, 2024.

ORCP III DE TopCo GP, LLC

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

Triton Water Parent Holdings, LP

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Authorized Person

R. Scott Spielvogel

/s/ R. Scott Spielvogel

Tony W. Lee

/s/ Tony W. Lee